                                  SCHEDULE 14A
                                (RULE 14A - 101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                                (AMENDMENT NO. )

Filed by the Registrant   [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:


[  ] Preliminary Proxy Statement          [ ] CONFIDENTAL, FOR THE USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule
     14a-11 (c) or Rule 14a-12.

                               PICO HOLDINGS, INC.
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6 (i) (1) and 0-11.

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

    (4) Proposed maximum aggregate value of transaction:
                                                        ------------------------

    (5) Total fee paid:
                       ---------------------------------------------------------

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11 (a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:
                               -------------------------------------------------

    (2) Form, Schedule or Registration Statement No.:
                                                     ---------------------------

    (3) Filing Party:
                     -----------------------------------------------------------

    (4) Date Filed:
                   -------------------------------------------------------------

                               PICO HOLDINGS, INC.
                         875 PROSPECT STREET, SUITE 301
                           LA JOLLA, CALIFORNIA 92037




                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS



The Annual Meeting of Shareholders of PICO Holdings, Inc., a California corporation (the "Company"), will be held at the Museum of Contemporary Art, Coast Room, 700 Prospect Street, La Jolla, California 92037 on Thursday, July 18, 2002 at 9:00 a.m. (PDT) for the following purposes:

1. To elect three directors, for which positions the Board of Directors has nominated John R. Hart, Ronald Langley and John D. Weil to serve for three years until the annual meeting of shareholders in the year 2005 and until their respective successors have been duly elected and qualified.

2. To ratify the appointment of Deloitte & Touche LLP as the Company's independent auditors.

3. To transact such other business as may be properly brought before the meeting and any adjournment thereof.

Shareholders of record at the close of business on May 20, 2002 will be entitled to notice of and to vote at the Annual Meeting and any adjournment thereof.

                                             By Order of the Board of Directors


                                             /s/ Ronald Langley

                                             Ronald Langley
                                             Chairman of the Board

Dated:  May 28, 2002


TO ASSURE YOUR REPRESENTATION AT THE MEETING, WHETHER OR NOT YOU PLAN TO ATTEND, PLEASE VOTE, SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE AS PROMPTLY AS POSSIBLE. THE GIVING OF A PROXY WILL NOT AFFECT YOUR RIGHT TO REVOKE SUCH PROXY BY APPROPRIATE WRITTEN NOTICE OR BY VOTING IN PERSON AT THE MEETING. PLEASE NOTE THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST BRING TO THE MEETING A LETTER FROM THE BROKER, BANK OR OTHER NOMINEE CONFIRMING YOUR BENEFICIAL OWNERSHIP OF THE SHARES AND YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

                               PICO HOLDINGS, INC.
                         875 PROSPECT STREET, SUITE 301
                           LA JOLLA, CALIFORNIA 92037



                               PROXY STATEMENT FOR
                         ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON JULY 18, 2002


The proxy accompanying this Proxy Statement is solicited by the Board of Directors of PICO Holdings, Inc., a California corporation (the "Company"), to be voted at the Annual Meeting of Shareholders of the Company (the "Annual Meeting") to be held at the Museum of Contemporary Art, Coast Room, 700 Prospect Street, La Jolla, California at 9:00 a.m. (PDT) on Thursday, July 18, 2002 and at any postponement or adjournment thereof. The proxy may be revoked by appropriate written notice at any time before it is exercised or by voting in person at the meeting.

GENERAL INFORMATION

A copy of the Company's Annual Report to Shareholders for 2001 accompanies this Proxy Statement. The Annual Report and these proxy solicitation materials are being mailed on or about May 28, 2002 to all shareholders entitled to vote at the meeting.

As of May 20, 2002, the record date for the determination of shareholders entitled to vote at the Annual Meeting, 12,368,616 shares of Common Stock of the Company were issued and outstanding, excluding 4,415,607 treasury shares. Each share of Common Stock entitles the holder to one vote on all matters brought before the Annual Meeting, except for the 4,415,607 shares held by the Company and subsidiaries of the Company which may not be voted.

In voting for the election of directors, shareholders have cumulative voting rights. Accordingly, each shareholder may cumulate such voting power as such shareholder possesses and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of shares held by the shareholder, or distribute such shareholder's votes on the same principle among two or more candidates, as such shareholder sees fit. However, no shareholder is entitled to cumulate votes (in other words, cast for any candidate a number of votes greater than the number of shares of stock held by such shareholder) unless at least one shareholder has given notice, at the Annual Meeting prior to the voting, of the shareholder's intention to cumulate votes. If any shareholder has given such notice, all shareholders may cumulate their votes for nominated candidates.

The proxy, if returned properly executed and not subsequently revoked by written notice delivered to the Secretary of the Company or by the shareholder voting in person at the Annual Meeting, will be voted in accordance with the choice made by the shareholder thereon. If a choice is not made with respect to any issue, the proxy will be voted for the items described in this Proxy Statement. If cumulative voting is permitted in the election of directors at the Annual Meeting, the proxy holders shall have discretion as to the manner in which votes represented by the proxy are to be cumulated, unless the proxy indicates the manner in which such votes shall be cumulated.

Votes cast by proxy or in person at the Annual Meeting will be tabulated by the inspector of election appointed for the meeting who will also determine whether or not a quorum is present. The inspector of election will treat abstentions, and any shares as to which a broker or nominee has indicated that it does not have discretionary authority to vote on a particular matter, as shares that are present and entitled to vote for purposes of determining the presence of a quorum at the meeting, but will not be considered as present with respect to that matter.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information, as of April 1, 2002, with respect to the beneficial ownership of the Company's Common Stock entitled to vote by each person known by the Company to be the beneficial owner of more than 5% of Common Stock, and by each director, each Named Officer (as defined below) and all executive officers and directors as a group. Except as otherwise indicated, each person has sole investment and voting power, subject to community property laws. Unless otherwise indicated, the business address for each person is 875 Prospect Street, Suite 301, La Jolla, CA 92037.

                                                                           NUMBER OF SHARES      PERCENTAGE
                    NAME AND ADDRESS OF BENEFICIAL OWNER                    AND NATURE OF       OWNERSHIP OF
                    ------------------------------------               BENEFICIAL OWNERSHIP(1) VOTING SHARES
                                                                       ----------------------- -------------

Ronald Langley(2)(4)                                                           4,032,785          32.6%

John R. Hart(3)(4)                                                             4,033,586          32.6%

Robert R. Broadbent(5)(6)                                                         10,949             *

Carlos C. Campbell(5)                                                              1,500             *

S. Walter Foulkrod, III, Esq.(5)                                                   4,403             *

Richard D. Ruppert, MD(5)(7)                                                       8,798             *

John D. Weil(5)(8)                                                             4,179,791          33.7%

Richard H. Sharpe(9)                                                             118,314             *

Maxim C. W. Webb(10)                                                              58,013             *

James F. Mosier(11)                                                               61,410             *

PICO Equity Investors, L.P.(12)                                                3,333,333          26.9%

Dimensional Fund Advisors Inc.(13)                                               704,805           5.6%
  1299 Ocean Avenue, 11th Floor, Santa Monica, CA 90401

Artisan Partners Limited Partnership, Artisan Investment Corporation,
  Andrew Ziegler, and Carlene Murphy Ziegler(14)                               1,477,473          11.9%
  1000 N. Water Street, Suite 1770, Milwaukee, WI 53202

Executive Officers and Directors as a Group (10 persons)                       5,842,883          47.2%

*Less than one percent(1%)

----------

(1)  Sole voting and investment power unless otherwise indicated.

(2) Of these shares, 460,635 represent beneficial ownership of stock options exercisable within the next 60 days. 6,421 shares are held in the Company's 401(k) Plan. Mr. Langley owns a membership interest in PICO Equity Investors Management, LLC which has voting control of 3,333,333 shares of the Company.

(3) Of these shares, 479,738 represent beneficial ownership of stock options exercisable within the next 60 days. 8,392 shares are held in the Company's 401(k) Plan. Mr. Hart owns a membership interest in PICO Equity Investors Management, LLC, which has voting control of 3,333,333 shares of the Company. The number of shares shown above does not include 19,940 shares of the Company held in a deferred compensation plan Rabbi Trust for Mr. Hart.

(4) Mr. Langley and Mr. Hart each had 1993 call option agreements with Guinness Peat Group plc; in August 1998 the Company assumed Guinness Peat Group's obligations with respect to these 412,846 options. Mr. Langley exercised 57,307 of his call options in December 1998 and has 149,116 call options remaining. Mr. Hart has not exercised any call options and has 206,423 call options remaining.

(5) Each nonemployee director of the Company received a grant of 1,500 stock options pursuant to the PICO Holdings, Inc. 2000 Nonstatutory Stock Option Plan, which was approved by the Company's shareholders on October 19, 2000. These options are vested and exercisable.

(6) The number of shares shown above does not include 770 shares of the Company held in a deferred compensation plan Rabbi Trust for Mr. Broadbent.

(7)  Dr. Ruppert shares voting and investment power with his wife.

(8) Of these shares, 844,958 are owned by a partnership which Mr. Weil controls. Mr. Weil owns a membership interest in PICO Equity Investors Management, LLC which has voting control of 3,333,333 shares of the Company. The number of shares shown above does not include 770 shares of the Company held in a deferred compensation plan Rabbi Trust for Mr. Weil.

(9) Of these shares, 110,219 represent beneficial ownership of stock options exercisable within the next 60 days. 3,586 shares are held in the Company's 401(k) Plan.

(10) Mr. Webb was elected Chief Financial Officer and Treasurer of the Company on May 14, 2001. He previously served as an executive officer of the Company as Vice President, Investments. Of these shares, 56,138 represent beneficial ownership of stock options exercisable within the next 60 days. 1,494 shares are held in the Company's 401(k) Plan.

(11) Of these shares, 56,111 represent beneficial ownership of stock exercisable within the next 60 days. 2,371 shares are held in the Company's 401(k) Plan.

(12) Pursuant to a rights offering conducted by the Company in March 2000, an investment partnership named PICO Equity Investors, L.P. acquired on March 28, 2000, 3,333,333 newly issued shares which were not subscribed for in the rights offering. PICO Equity Investors, L.P. is managed by PICO Equity Investors Management, LLC. PICO Equity Investors Management, LLC is owned by Mr. Langley, Mr. Hart and Mr. Weil. PICO Equity Investors Management, LLC will exercise all voting and investment decisions with respect to these 3,333,333 shares for up to ten years. The interest of PICO Investors Management, LLC in any profits and losses earned on this investment will be proportional to the capital contributions made to PICO Equity Investors, L.P. by the partners, i.e., 1,000/50,001,000. There are no other fees or other management compensation of any kind payable to Mr. Langley, Mr. Hart, and Mr. Weil.

(13) The Company received a Form 13-G filing from Dimensional Fund Advisors Inc. in 2002 for calendar year 2001.

(14) The Company received a Form 13-G filing from Artisan Partners Limited Partnership, Artisan Investment Corporation, Andrew A. Ziegler, and Carlene Murphy Ziegler in 2002 for calendar year 2001.

                            1. ELECTION OF DIRECTORS

NOMINEES AND CONTINUING DIRECTORS

The Board of Directors is divided into three classes, with the terms of office of each class ending in successive years. Pursuant to Section 3.2 of the Company's By-laws, the total number of directors has been established as seven. Three directors of the Company are to be elected for terms ending at the Annual Meeting of Shareholders in the year 2005 or until their respective successors have been duly elected and qualified.

Unless otherwise instructed, the proxy holders named on the enclosed form of proxy intend to distribute the votes represented by proxies in such proportions as they deem desirable to elect the two nominees named below or their substitutes. Although it is not contemplated that any nominee will decline or be unable to serve, if either occurs prior to the Annual Meeting, a substitute nominee will be selected by the Board of Directors. See "Stock Ownership of Certain Beneficial Owners and Management" for the number of shares of Common Stock beneficially owned by these nominees.

The Nominating Committee has recommended that Ronald Langley, John R. Hart and John D. Weil be nominated for election as Directors at the Company's Annual Meeting of Shareholders on July 18, 2002 for terms ending in 2005. The following table sets forth information regarding the nominees for election as directors and the other directors whose terms of office as directors will continue after the Annual Meeting, including their ages, a brief description of their business experience, certain directorships held by each of them and the year in which each became a director of the Company.

If a quorum is present and voting, the nominees for election as directors receiving the highest numbers of votes shall be elected. Abstentions and broker non-votes have no effect on the vote. THE COMPANY'S BOARD RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE NOMINEES FOR ELECTION LISTED BELOW.


            DIRECTOR NAME                                     BUSINESS EXPERIENCE                            AGES        SINCE
            -------------                                     -------------------                            ----        -----

NOMINEES STANDING FOR TERMS ENDING IN 2005:

John R. Hart                     President and CEO and Director of the Company since 1996; President of        42        1996
                                 Quaker Holdings Limited, an investment company, since 1991; Principal with Detwiler, Ryan & Company, Inc., an investment bank, from 1982 to
                                 1991; Director of Physicians since 1993; President and CEO of Physicians since 1995; Director of HyperFeed Technologies, Inc.

Ronald Langley                   Chairman and Director of the Company since 1996; Director of Physicians       57        1996
                                 since 1993; Chairman of Physicians since 1995; Director of HyperFeed
                                 Technologies, Inc.; Director of Jungfraubahn Holding AG; Director of
                                 Australian Oil & Gas Corporation Limited.

John D. Weil                     President, Clayton Management Company, an investment company; Director        61        1996
                                 of Todd Shipyards Corporation, Oglebay Norton Company, Allied Health
                                 Products, Inc., and Baldwin & Lyons, Inc.

DIRECTORS WITH TERMS ENDING IN 2003:

S. Walter Foulkrod, III, Esq.    Attorney; owner of one third of the issued and outstanding capital            60        1996
                                 stock of Foulkrod Ellis Professional Corporation, Attorneys at Law,
                                 Harrisburg, PA; sole owner of S. Walter Foulkrod, III & Associates,
                                 Attorneys at Law, Harrisburg, PA from 1994 through 2000; President and
                                 Chairman of Foulkrod, Reynolds & Havas, PC, from 1984 to 1994;
                                 Director of Physicians Insurance Company of Ohio ("Physicians") since
                                 1988.

Richard D. Ruppert, MD           Physician; President of Medical College of Ohio from 1978 to 1993;            71        1996
                                 President of American Society of Internal Medicine from 1992 to 1993;
                                 Director of Physicians since 1988.

DIRECTORS WITH TERMS ENDING IN 2004:

Robert R. Broadbent              Retail consultant since 1989; Chairman of Higbee Company from 1984 to         80        1996
                                 1989; President, CEO, Director and Vice Chairman of the Higbee Company
                                 from 1979 to 1984; President and Chief Executive Officer of Liberty
                                 House - Mainland from 1976 to 1978; Chairman and CEO of Gimbel's from
                                 1973 to 1976; Director of Physicians from 1993 to 1995.

Carlos C. Campbell               Chairman of Geolink Advisors, LLC; Director of Resource America,  Inc.;       64        1998
                                 Director of Laidlaw Global Corp.

                  2. RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

The Company's Board of Directors is seeking shareholder ratification of its selection of Deloitte & Touche LLP to serve as the Company's auditors for the fiscal year ending December 31, 2002. Deloitte & Touche LLP has previously served as the auditors of the Company since July 1997. It is anticipated that representatives of Deloitte & Touche LLP will attend the Annual Meeting, will have the opportunity to make any statements they may desire, and will be available to respond to appropriate questions from PICO shareholders. Approval of this proposal requires the affirmative vote of the holders of a majority of the shares represented and voting at the Annual Meeting. THE COMPANY'S BOARD RECOMMENDS A VOTE "FOR" THIS PROPOSAL.

COMMITTEES OF THE BOARD OF DIRECTORS

The Board of Directors of the Company has an Executive Committee, an Audit Committee, a Compensation Committee, and a Nominating Committee.

The Executive Committee currently consists of Messrs. Langley (Chairman), Hart, and Weil. The Executive Committee may exercise substantially all the powers vested in the Board of Directors except for certain actions as prescribed by California law.

The Audit Committee consists of Messrs. Ruppert (Chairman), Campbell and Foulkrod, none of whom has been or is an officer or employee of the Company. In 2001, this Committee met seven times. The functions of the Audit Committee include reviewing the accounting principles and practices employed by the Company and its subsidiaries; meeting with the Company's independent auditors to review their reports on their audits of the Company's financial statements, their comments on the internal accounting controls of the Company and the action taken by management with regard to such comments; reviewing auditor independence; issuing an Audit Committee report to shareholders; and recommending annually to the Board of Directors the appointment of the Company's independent auditors. The Audit Committee has the authority, in its discretion, to order interim and unscheduled audits and to perform such other duties as may be assigned to it from time to time by the Board of Directors.

The Compensation Committee consists of Messrs. Weil (Chairman), Campbell, and Ruppert, none of whom was or is an officer or employee of the Company. The Compensation Committee met one time in 2001. The functions of the Compensation Committee include reviewing and approving the overall executive compensation program for officers of the Company and its subsidiaries, considering and reviewing compensation levels for services as a member of the Board of Directors, approving individual executive officer compensation packages and recommending to the Board of Directors modifications of the compensation package for the Chief Executive Officer. The Compensation Committee's goals are to attract and retain qualified directors and key executives critical to the long-term success of the Company, to reward executives for the long-term success of the Company and the enhancement of shareholder value, and to integrate executive compensation with both annual and long-term financial results of the Company.

The Nominating Committee met one time in 2001. Its members consist of Messrs. Langley (Chairman), Broadbent, and Campbell. The Committee will consider nominees recommended by shareholders; such recommendations must be submitted in writing to the Committee.

DIRECTORS' ATTENDANCE

In 2001, there were four meetings of the Board of Directors of the Company. All of the directors attended 75% or more of the aggregate of their respective Board of Directors and Committee meetings.

DIRECTORS' COMPENSATION

Directors who are not officers or employees of the Company or its subsidiaries receive an annual retainer, plus $1,000 for each Board and Committee meeting attended in person and $500.00 for each telephonic Board and Committee meeting attended. There is a limit of $4,000 per day in Board and Committee fees to any one director. In line with a recent study by William M. Mercer, Incorporated, the annual retainer for each nonemployee member of the Board of Directors was increased from $20,000 to $30,000 effective October 1, 2001; see Report of the Compensation Committee.

                    EXECUTIVE COMPENSATION AND OTHER MATTERS

The following table sets forth information concerning the compensation for the fiscal year ended December 31, 2001 of the (i) Chief Executive Officer of the Company and (ii) the four other most highly compensated executive officers of the Company as of December 31, 2001 whose salary and bonus exceeded $100,000. (Messrs. Langley, Hart, Sharpe, Webb, and Mosier are sometimes hereinafter referred to as "Named Officers"). Amounts under the caption "Bonus" are amounts earned for performance during the year including amounts paid after the end of the year.


                           SUMMARY COMPENSATION TABLE

                                                                                        LONG-TERM
                                                                                      COMPENSATION
                                                            ANNUAL COMPENSATION          AWARDS
                                                            -------------------          ------
                                                                                       SECURITIES
                                                                                       UNDERLYING
                                                                                         OPTIONS                ALL OTHER
NAME AND PRINCIPAL POSITION                YEAR          SALARY          BONUS           (SHARES)               COMPENSATION
---------------------------                ----          ------          -----           --------               ------------

Chief Executive Officer:
-----------------------

John R. Hart(1)(2)                          2001         $800,000          -0-               -0-                  $21,493(7)
  President and Chief                       2000         $800,000          -0-            456,586(8)              $20,093(7)
  Executive Officer                         1999         $800,000          -0-               -0-                  $21,839(7)


Executive Officers

Ronald Langley(2)(3)                        2001         $800,000          -0-               -0-                  $21,493(7)
  Chairman of the                           2000         $800,000          -0-            427,932(8)              $20,093(7)
  Board of Directors                        1999         $800,000          -0-               -0-                  $21,839(7)


Richard H. Sharpe(4)                        2001         $250,000          -0-               -0-                  $20,118(7)
  Chief Operating Officer                   2000         $202,199          -0-            75,149(8)               $21,814(7)
                                            1999         $192,570          -0-               -0-                  $21,839(7)

Maxim C. W. Webb(5)                         2001         $162,500          -0-            20,000(9)               $18,088(7)
  Chief Financial Officer                   2000         $137,500          -0-            40,472(8)               $15,462(7)
  and Treasurer                             1999         $ 80,000          -0-               -0-                  $11,261(7)

James F. Mosier(6)
  General Counsel                           2001         $145,000          -0-                -0-                 $16,522(7)
  and Secretary                             2000         $138,500          -0-            21,042(8)               $17,269(7)
                                            1999         $131,985          -0-                -0-                 $17,879(7)

----------------------

(1) Mr. Hart became President and CEO of the Company on November 20, 1996. He became President and CEO of Physicians Insurance Company of Ohio on July 15, 1995.

(2) On December 31, 1997, Mr. Langley and Mr. Hart each signed employment agreements with the Company. Each employment agreement provided for annual compensation of $800,000; see Report of the Compensation Committee.

(3) Mr. Langley became Chairman of the Board of Directors of Physicians Insurance Company of Ohio on July 15, 1995. He became Chairman of the Board of Directors of the Company on November 20, 1996.

(4) Mr. Sharpe became Chief Operating Officer of Physicians Insurance Company of Ohio on June 3, 1994. He became Chief Operating Officer of the Company on November 20, 1996.

(5) Mr. Webb became Chief Financial Officer and Treasurer on May 14, 2001. Prior to that he was Vice President, Investments of the Company.

(6) Mr. Mosier became General Counsel and Secretary of Physicians Insurance Company of Ohio in 1984. He became General Counsel and Secretary of the Company on November 20, 1996.

(7) Represents amounts contributed by the Company to the PICO Holdings, Inc. Employees 401(k) Retirement Plan and Trust. This retirement plan conforms to the requirements of the Employee Retirement Income Security Act.

(8) This represents stock options granted in 2000 pursuant to the PICO Holdings, Inc. 2000 Nonstatutory Stock Option Plan.

(9) This represents a grant of nonstatutory stock options in 2001 in an individual nonstatutory stock option agreement.


                        OPTION GRANTS IN LAST FISCAL YEAR

                                                                                                           POTENTIAL
                                                                                                      REALIZABLE VALUE AT
                                                                                                         ASSUMED ANNUAL
                                NUMBER OF        PERCENTAGE OF                                        RATES OF STOCK PRICE
                               SECURITIES        TOTAL OPTIONS                                            APPRECIATION
                               UNDERLYING         GRANTED TO       EXERCISE                             FOR OPTION TERM(2)
                                 OPTIONS         EMPLOYEES IN      PRICE PER      EXPIRATION          ---------------------
          NAME                   GRANTED             2001            SHARE           DATE                 5%          10%
          ----                   -------             ----            -----           ----             ---------------------


Maxim C. W. Webb(1)               20,000             12.9%          $15.00         8/6/2021          $459,904    $1,626,756

----------

(1) The above options were granted on August 6, 2001 under an individual nonstatutory stock option agreement. One-third of these stock options vested on August 6, 2001, one-third will vest on August 6, 2002 and the remaining one-third will vest on August 6, 2003.

(2) The amounts reflected in this table represent certain assumed rates of appreciation only. Actual realized values, if any, on option exercises will be dependent on the actual appreciation of the Company's shares over the term of the options. There can be no assurances that the Potential Realizable Values in this table will be achieved.

                 OPTION EXERCISES AND FISCAL 2001 YEAR-END VALUE

The following table provides information concerning stock options held as of December 31, 2001 by the Named Officers. No options were exercised in 2001 by such individuals.



AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES


                                  NUMBER OF SECURITIES UNDERLYING UNEXERCISED               VALUE OF UNEXERCISED
                                                    OPTIONS                                 IN-THE-MONEY-OPTIONS
                                                AT 12/31/01(1)                              AT 12/31/01(1)(2)
                                                --------------                              -----------------
             NAME                    EXERCISABLE            UNEXERCISABLE            EXERCISABLE       UNEXERCISABLE
             ----                    -----------            -------------            -----------       -------------

Ronald Langley(1)                      460,635                 142,644                   -0-                   -0-

John R. Hart(1)                        479,738                 152,195                   -0-                   -0-

Richard H. Sharpe(1)                   110,219                  25,049                   -0-                   -0-

Maxim C. W. Webb(1)                     56,138                  26,824                   -0-                   -0-

James F. Mosier(1)                      56,111                   7,014                   -0-                   -0-

----------

(1) This applies to stock options granted by the Company in the PICO Holdings, Inc. 2000 Nonstatutory Stock Option Plan, stock options granted by the Company in individual nonstatutory stock option agreements, stock options granted pursuant to the Physicians Insurance Company of Ohio 1995 Non-Qualified Stock Option Plan which were assumed by the Company in 1996, and stock options granted by Global Equity Corporation which were assumed by the Company in 1998.

(2) Based on the closing price of the Company's Common Stock on December 31, 2001 on the Nasdaq National Market of $12.50 per share.

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT, AND CHANGE IN CONTROL ARRANGEMENTS

Mr. Langley and Mr. Hart each entered into employment agreements effective December 31, 1997 with the Company. Total compensation to Mr. Langley and Mr. Hart under these employment agreements was $800,000 each on an annual basis. Mr. Langley and Mr. Hart entered into new employment agreements effective January 1, 2002 with the Company for an additional four years; see Report of the Compensation Committee.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Pursuant to a rights offering conducted by the Company in March 2000, an investment partnership named PICO Equity Investors, L.P. acquired on March 28, 2000, 3,333,333 newly issued shares which were not subscribed for in the rights offering. PICO Equity Investors, L.P. is managed by PICO Equity Investors Management, LLC. PICO Equity Investors Management, LLC is owned by Mr. Langley, Mr. Hart and Mr. Weil. PICO Equity Investors Management, LLC will exercise all voting and investment decisions with respect to these 3,333,333 shares for up to ten years. The interest of PICO Investors Management, LLC in any profits and losses earned on this investment will be proportional to the capital contributions made to PICO Equity Investors, L.P. by the partners, i.e., 1,000/50,001,000. There are no other fees or other management compensation of any kind payable to Mr. Langley, Mr. Hart, and Mr. Weil.

                      REPORT OF THE COMPENSATION COMMITTEE

COMMITTEE MEMBERS

The three-member Compensation Committee of the Board of Directors is a standing committee composed entirely of outside Directors. Mr. Weil is the chairman and Mr. Campbell and Dr. Ruppert are the other members.

COMMITTEE FUNCTIONS

The Compensation Committee is responsible for assuring that all of the executive compensation programs of the Company are developed, implemented, and administered in a way that supports the Company's fundamental philosophy that a significant portion of executive compensation should be effectively linked to Company performance.

The Compensation Committee meets on a regularly scheduled basis. It reviews and approves the overall executive compensation program which includes both base pay and incentive compensation. It considers and approves individual executive officer compensation packages based on recommendations of the Company's Chief Executive Officer. It recommends, for the approval of the full Board, any modification to the compensation package of the Company's Chief Executive Officer.

The Compensation Committee also reviews the level of compensation paid to nonemployee members of the Company's Board of Directors and makes recommendations to the Board of Directors to modify the level of nonemployee directors' compensation when appropriate.

EXECUTIVE COMPENSATION PHILOSOPHY

The Board of Directors of the Company's predecessor retained an independent compensation expert, William M. Mercer, Incorporated ("Mercer"). In 1996, Mercer conducted an analysis of marketplace executive compensation levels. The scope of Mercer's study covered the Company's Chairman and President and Chief Executive Officer. The objectives of Mercer's study were as follows:

- Analyze the scope, responsibilities and skill requirements of the jobs performed by Messrs. Langley and Hart and compare and contrast to comparable benchmark executive positions found in the marketplace.

- Develop an appropriate methodology for selecting comparable benchmark jobs, industry categories and a peer group of companies comparable to the Company in terms of business focus, industry classification and size; and competition for senior executives with the skills, expertise and talent demonstrated by the Company's top two executives.

- For the appropriate benchmark jobs, industry category and peer company group, collect information on marketplace compensation levels and practices from compensation surveys and peer company proxy statements. The companies included in the peer company group are not necessarily those included in the Nasdaq Insurance Stock Index used to determine the most relevant marketplace compensation levels and to compare actual Company compensation levels.

- Develop alternate approaches for structuring the total compensation package for the Company's top two executives, in terms of compensation elements to be used, the mix of total pay and how short and long term incentive compensation might be structured to accurately reflect performance.

Mercer's study recommended to the Compensation Committee a compensation strategy with the following objectives:

- To provide a total compensation package that:

     - is competitive with market rates for executives with similar skill, talent and job requirements.

     - is closely linked to the Company's strategy and the role of covered executives in building shareholder value through growing the book value and, ultimately, the market value of the Company.

- To retain critical executive talent by:

     - providing a reasonable and competitive level of current income (cash flow).

     - providing for loss of future incentive opportunity if an executive terminates employment before unrealized investment gains are realized.

- To link executive rewards to shareholder interests by:

     - tying incentive awards to growth in book value which ultimately translates into increased market price per share (as investments are liquidated for gains, and the Company grows earnings).

     -  granting additional stock options in the future.

The Compensation Committee believes that to accomplish these goals, the executive compensation program should be based on three distinct components: base pay, annual incentives, and long-term incentives. The Company obtains industry and peer group surveys, and consults with independent experts, to evaluate the Company's executive compensation programs in comparison with those offered by its comparable competitors.

In March 2000, the Compensation Committee asked Mercer to examine the present level of stock options granted to the Company's management, to recommend an appropriate level of stock options to be granted in the future to the Company's management, and to review the level of compensation paid to the Company's nonemployee directors. The Compensation Committee believed such a review by Mercer was necessary in order to assist the Company in retaining and attracting qualified directors and executives, and to link executive and director rewards to the long term interests of the Company's shareholders. Mercer's study recommended that additional stock options be granted to management to enhance the Company's ability to retain and attract key executives. Mercer's study also recommended that, to enable the Company to remain competitive and to continue to be able to retain and attract qualified members of the Board of Directors and to align directors long term interests with those of shareholders, nonemployee directors compensation should be increased. In line with the recent study by Mercer, with respect to annual cash remuneration paid to nonemployee directors, the Board approved the Compensation Committee's recommendation that the Company's annual retainer fee be increased to $30,000 per nonemployee director effective October 1, 2001. In addition, each nonemployee director was granted 1,500 stock options in 2000 under the PICO Holdings, Inc. 2000 Nonstatutory Stock Option Plan.

The Compensation Committee has considered the provisions of Section 162(m) of the Internal Revenue Code and related income tax regulations which restrict the deductibility of certain compensation paid to the Company's Chief Executive Officer and each of the four most highly compensated officers holding office at the end of any year, to the extent such compensation paid to any of these officers exceeds $1,000,000 in any year and fails to qualify for an exemption from the restriction. In view of the Company's compensation structure, the Committee believes it is unlikely that this will impact the Company in the near future. The Compensation Committee will continue to monitor this.

EXECUTIVE COMPENSATION PROGRAM

The features of the executive compensation program as recommended by Mercer and approved by the Compensation Committee are:

BASE COMPENSATION. A fixed rate, to be reviewed annually. Future adjustments will take into account movement in executive compensation levels, changes in job responsibilities, and the size of the Company.

INCENTIVE AWARDS. Based on growth of book value per share in a fiscal year. Awards are earned when a pre-determined threshold is surpassed. If book value per share of the Company exceeds this threshold, the incentive award is equal to 5% of the increase in book value per share multiplied by the number of shares outstanding at the beginning of the fiscal year. The threshold for 2001 was approximately 8.5%.

In addition, the Board of Directors of Physicians granted options under the Physicians Insurance Company of Ohio 1995 Non-Qualified Stock Option Plan. The options granted under said option plan were designed to reinforce the relationship between the Company's future performance and the executive's potential future financial rewards. These options were assumed by PICO Holdings, Inc. on November 20, 1996. In line with this philosophy of providing incentives to executive officers, the Company agreed to convert the Global Equity options of said officers on an economically equivalent basis, to options to purchase shares of the Company effective with the close of the PICO/Global Equity Combination. On April 7, 2000, PICO granted, subject to approval by the Company's shareholders obtained on October 19, 2000, non-qualified common stock options to employees and nonemployee directors of the Company.

GOALS OF COMPENSATION COMMITTEE

The Compensation Committee attempts to align executive compensation with the value achieved by the executives for the Company's shareholders. The Company's compensation program for executives emphasizes a combination of base salary, discretionary bonuses, and stock options designed to attract, retain, and motivate executives who will maximize shareholder value. The Compensation Committee considers individual and Company performance, as well as compensation paid by comparable companies.

Executives also participate in other employee benefit programs, including health insurance, group life insurance, and the Company's 401(k) Plan.

DISCUSSION OF 2001 COMPENSATION FOR THE CHIEF EXECUTIVE OFFICER

No bonus was paid with respect to the Company's performance for 2001. In 1997, the Compensation Committee recommended to the Board of Directors, and the Board of Directors accepted the recommendation, that it was appropriate for the CEO and the Chairman to be compensated as employees, rather than as consultants. Accordingly, effective December 31, 1997, the CEO and Chairman entered into employment agreements with the Company.

As stated above, the Compensation Committee believes the interest of Company shareholders is best served by aligning the CEO's short-term compensation, over and above a competitive fixed annual rate of pay, with an increase in the Company's book value per share which will ultimately be reflected in higher market values per share. Specifically, a threshold was set at 80% of the S&P 500's annualized total return for the five previous calendar years. For 2001, this threshold was approximately 8.5%. Since the Company's book value per share did not exceed the threshold, no bonus was payable for 2001.

In light of Mercer's March 2000 study, the compensation committee recommended that the Company adopt a stock option plan for the reasons stated above. The Board of Directors approved this recommendation and approved the PICO Holdings, Inc. 2000 Nonstatutory Stock Option Plan, which the Company's shareholders approved on October 19, 2000. Pursuant to the PICO Holdings, Inc. 2000 Nonstatutory Stock Option Plan, the Company's CEO was granted 456,586 stock options in 2000.

 The Committee believes that the compensation provided by this combination of fixed annual compensation, and short-term and long-term incentives provides a mechanism to fairly compensate the CEO while providing the CEO with a strong incentive to maximize shareholder value.

Mr. Langley and Mr. Hart each entered into new employment agreements effective January 1, 2002 with the Company for an additional four years. These employment agreements are substantially similar to the 1997 employment agreements. Total compensation to Mr. Langley and Mr. Hart under these employment agreements is $800,000 each on an annual basis, subject to adjustment in January of each year. The $800,000 base salary in each employment agreement is subject to annual adjustment in January of each year in the same percentage applicable to the Company's other staff members in an amount deemed adequate to provide for inflation, cost of living, and merit increases based on the Consumer Price Index and major compensation studies. These employment agreements include a change in control clause providing that if there is a change of control before January 1, 2004, the Company is required to immediately pay each employee a total lump sum of $2.4 million and an amount equal to three times the highest annual bonus paid to the employee in the last three years. The new employment agreements contain the same bonus, i.e., short-term incentive provision as the 1997 employment agreements.

March 28, 2002                        Compensation Committee

                                      John D. Weil, Chairman
                                      Carlos C. Campbell
                                      Richard D. Ruppert, MD


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION IN COMPENSATION DECISIONS

Messrs. Weil and Campbell, and Dr. Ruppert, serve as members of the Compensation Committee. None of these individuals are, or have been, employees of the Company.

                          REPORT OF THE AUDIT COMMITTEE

The Audit Committee of the Board of Directors serves as the representative of the Board for general oversight of the Company's financial accounting and reporting process, internal controls, and audit process. Management has the responsibility for preparing the Company's financial statements and the independent auditors have the responsibility for the examination of those statements.

We periodically meet privately with the Company's independent auditors, which has unrestricted access to the Audit Committee. In addition, we meet periodically with the Company's management to consider and review the adequacy and objectivity of the Company's financial reporting. We discuss these matters with the Company's independent auditors and with appropriate Company financial personnel.

We also recommend to the Board of Directors the appointment of an independent auditing firm and review periodically its performance and independence from management.

In this context, the Audit Committee hereby reports as follows:

(1) The Committee has reviewed and discussed with management the audited financial statements for the fiscal year ending December 31, 2001.

(2) The Committee has discussed with the Company's independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees).

(3) The Committee received the written disclosures and the letter from the Company's independent auditor required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). We have discussed with the Company's independent auditors its independence from management and the Company.

(4) Based on the review and discussions noted above with management and the Company's independent auditors, the Committee recommended to the Board of Directors that the Company's audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2001, for filing with the Securities and Exchange Commission. The Committee also recommended to the Board, subject to ratification by the Company's shareholders, the reappointment of the independent auditors and the Board approved such recommendation.

(5) The Audit Committee acts pursuant to a written charter adopted by the Board of Directors.

(6) The Directors who serve on the Committee are all "independent" as defined in the Nasdaq Stock Market listing standards.

The undersigned members of the Audit Committee have submitted this Report of the Audit Committee:

         Richard D. Ruppert, MD, Chairman
         Carlos C. Campbell
         S. Walter Foulkrod, III, Esq.

                                   AUDIT FEES

Aggregate fees billed to the Company for the fiscal year ended December 31, 2001 by the Company's principal accounting firm, Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates were as follows:

                  Audit Fees                                                    $  300,580.00
                  Financial Information Systems Design and Implementation Fees  $        0.00
                  All Other Fees(1)                                             $  301,500.00

                  (1) This amount includes $179,200 for statutory audit
                      compliance fees and $122,300 for tax services.

The Audit Committee has considered the role of Deloitte & Touche in providing tax, statutory compliance and other non-audit services to the Company and has concluded that such services are compatible with Deloitte & Touche's independence as the Company's auditors.

                          STOCK PRICE PERFORMANCE GRAPH

The graph below compares cumulative total return of the Company, the Nasdaq Insurance Stocks Index, and the Nasdaq Stock Market (U.S. Companies) for the period January 1, 1997 through December 31, 2001.


                                    [GRAPH]


                   COMPARISON 5-YEAR CUMULATIVE TOTAL RETURN
AMONG PICO HOLDINGS, INC., NASDAQ INSURANCE STOCK INDEX, AND RUSSELL 2000 INDEX


                               Dec-96  Dec-97   Dec-98  Dec-99  Dec-00  Dec-01

PICO Holdings                  100.00  156.06    64.24   59.70   60.30   60.61
NASDAQ Insurance Stock Index   100.00  125.28   127.88  138.27  163.87  179.12
Russell 2000 Index             100.00  122.06   119.31  144.50  140.37  143.95

                     ASSUMES $100 INVESTED ON JAN. 1, 1996
                        FISCAL YEAR ENDING DEC. 31, 2001

The graph assumes $100 was invested on January 1, 1997 in the Company's Common Stock, the Nasdaq Stock Market (U.S. Companies) Index, and the Nasdaq Insurance Stocks Index, and that all dividends were reinvested. The performance of PICO Holdings, Inc. stock on this graph represents the historical performance of shares of Citation Insurance Group, which was renamed PICO Holdings, Inc. on November 20, 1996. It does not represent the historical stock performance of Physicians Insurance Company of Ohio.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers, directors and persons who beneficially own more than 10% of the Company's Common Stock to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission ("SEC"). Such persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms filed by such persons.

Based on a review of the copies of these reports received by the Company and written representations from certain reporting persons that they have complied with the relevant filing requirements, the Company believes that all filing requirements have been complied with on a timely basis for the fiscal year ended December 31, 2001.


                              INDEPENDENT AUDITORS

Deloitte & Touche LLP was the Company's independent auditing firm for fiscal year 2001 and has been appointed by the Board of Directors as the Company's independent auditing firm for fiscal year 2002. Representatives of Deloitte & Touche LLP are expected to be present at the meeting, will have the opportunity to make any statements they desire, and will be available to respond to appropriate questions from shareholders.

                             SOLICITATION OF PROXIES

The Board of Directors is not aware of any matters other than those specifically stated in the Notice of Annual Meeting which are to be presented for action at the meeting. However, should any further matter requiring a vote of the shareholders arise, it is the intention of the persons named in the proxy to vote the proxy in accordance with their judgment.

The cost of this solicitation of proxies is being borne by the Company. In addition to the solicitation of proxies by use of the mails, the Company may use the services of one or more directors, officers or other regular employees of the Company (who will receive no additional compensation for their services in such solicitation) to solicit proxies personally and by telephone. Arrangements will be made with brokerage firms and other custodians, nominees and fiduciaries to forward solicitation material to the beneficial owners of the stock held of record by such persons, and the Company will reimburse such firms or persons for reasonable expenses actually incurred by them in so doing.

                       SHAREHOLDER NOMINATION OF DIRECTORS

Nominations other than those made by the directors of the Company must be in writing and be delivered or mailed to the Secretary of the Company not less than 60 days prior to the Annual Meeting. Such nominations must include the information regarding each nominee required by the Bylaws of the Company. Nominations not made according to these procedures will be disregarded.

                      STOCKHOLDER PROPOSALS TO BE PRESENTED
                             AT NEXT ANNUAL MEETING

Proposals of stockholders intended to be presented at the next annual meeting of the stockholders of the Company must be received by the Company at its offices no later than March 9, 2003, and satisfy the conditions established by the Securities and Exchange Commission for stockholder proposals to be included in the Company's proxy statement for that meeting.

                          TRANSACTION OF OTHER BUSINESS

At the date of this Proxy Statement, the only business that the Board of Directors intends to present or knows that others will present at the meeting is as set forth above. If any other matter or matters are properly brought before the meeting, or any adjournment thereof, it is the intention of the persons named in the accompanying form of proxy to vote the proxy on such matters in accordance with their best judgment.

May 28, 2002

    PROXY                                                             PROXY

                              PICO HOLDINGS, INC.
                         875 PROSPECT STREET, SUITE 301
                           LA JOLLA, CALIFORNIA 92037

  PROXY FOR ANNUAL MEETING OF SHAREHOLDERS SOLICITED BY THE BOARD OF DIRECTORS

      The undersigned hereby appoints John R. Hart and James F. Mosier, or either of them acting alone, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent, and to vote as designated below, all the shares of Common Stock of PICO Holdings, Inc. (the "Company") held of record by the undersigned on May 20, 2002 at the Annual Meeting of Shareholders of the Company to be held at the Museum of Contemporary Art, Coast Room, 700 Prospect Street, La Jolla, California 92037 on July 18, 2002 at 9:00 a.m. (PDT), and at any adjournment thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE PROPOSALS LISTED ON THE REVERSE.

EVEN IF YOU ARE PLANNING TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO SIGN AND MAIL THIS PROXY IN THE RETURN ENVELOPE SO THAT YOUR STOCK MAY BE REPRESENTED AT THE MEETING. PLEASE VOTE, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

(Continued and to be signed on the reverse side.)

                                                         PICO HOLDINGS, INC.
                                PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY

1.   Election of Three Directors to Serve for                               3. In their discretion, the above named Proxies are
     Three Year Terms until the Annual Meeting of                              authorized to vote upon each other item of business
     Shareholders in 2005. The Board of Directors                              as may properly come before the meeting or any
     recommends a vote FOR the listed nominees.                                adjournment thereof.

                                                     FOR   WITHHOLD

                01-John R. Hart                      [ ]      [ ]

                02-Ronald Langley                    [ ]      [ ]

                03-John D. Weil                      [ ]      [ ]

2.   The Board of Directors recommends a vote     FOR     AGAINST    ABSTAIN
     FOR the following proposal.                  [ ]       [ ]        [ ]     ----------------------------------------------------
                                                                               (Signatures)
     To ratify the appointment of Deloitte &
     Touche, LLP as the Company's independent
     auditors for fiscal year 2002.
                                                                                ---------------------------------------------------
                                                                               (Signatures)

                                                                               Dated:
                                                                                       --------------------------------------------

                                                                               Please sign exactly as your name(s) appears on your
                                                                               stock certificate. If such stock is held by joint
                                                                               tenants, both persons should sign. When signing as
                                                                               attorney, executor, administrator, trustee or
                                                                               guardian, please note your title as such. If the
                                                                               stock is registered in the name of a corporation,
                                                                               please sign in the corporation's name by the
                                                                               president or any other authorized officer. If the
                                                                               stock is registered in the name of a partnership,
                                                                               please sign in the partnership's name by an
                                                                               authorized person.
